UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ENABLE HOLDINGS, INC.

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ENABLE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Enable Holdings, Inc. (the “Company”) will be held on Tuesday, May 11, 2010, at 10:00 a.m. (Chicago time), at the Eaglewood Resort, in the Trillium Room, 1401 Nordic Road, Itasca, Illinois 60143, for the following purposes:

1.	To elect four (4) directors; (i) one (1) Class I Director; (ii) two (2) Class II Directors; and (iii) one (1) Class III Director.

2.	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000.

3.	To approve an increase of the number of shares of Common Stock authorized for issuance under the Enable Holdings, Inc. 2005 Equity Incentive Plan to 25,000,000.

4.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

5.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on March 30, 2010, are entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important.  We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience.  The prompt return of proxies will save us the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Steven Sjoblad
Steven Sjoblad
Chairman of the Board

Itasca, Illinois
April 20, 2010

ENABLE HOLDINGS, INC.

Annual Meeting of Stockholders
May 11, 2010

PROXY STATEMENT

INTRODUCTION

Your Proxy is solicited by the Board of Directors of Enable Holdings, Inc. (“Enable Holdings” or the “Company”), for use at the Annual Meeting of Stockholders to be held on May 11, 2010, at the time and location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us.  Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.

Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Chief Financial Officer of Enable Holdings.  Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.  If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of our principal executive office is 1140 West Thorndale Avenue, Itasca, Illinois 60143.  We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to stockholders on or about April 20, 2010.  If you need directions to the Annual Meeting, please contact the Secretary of the Company at Diane.Klepadlo@enableholdings.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2010:

The proxy statement and the Annual Report on Form 10-K of Enable Holdings, Inc. are available at http://www.enableholdings.com/investors.aspx.

OUTSTANDING SHARES AND VOTING RIGHTS

Our Board of Directors has fixed March 30, 2010, as the record date for determining stockholders entitled to vote at the Annual Meeting.  Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on March 30, 2010, there were 19,726,678 shares of our Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting.  Holders of Common Stock are not entitled to cumulative voting rights.  At the close of business on March 30, 2010, there were 2,697,205 shares of our Series 1 Preferred Stock issued and outstanding.  Each share of Series 1 Preferred Stock is entitled to 66.837 votes on each matter to be voted upon at the meeting.  Holders of Series 1 Preferred Stock are not entitled to cumulative voting rights.  The Common Stock and the Series 1 Preferred Stock will vote together as a single class on each matter to be voted upon at the meeting.

2009 Annual Report

A copy of our Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2009 (without exhibits), accompanies this proxy statement.  Stockholders may also obtain, free of charge, a copy of the Annual Report or the exhibits thereto by writing to the Company, 1140 West Thorndale Avenue, Itasca, Illinois 60143, Attention: Corporate Secretary.  The annual report does not constitute proxy soliciting materials.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 30, 2010 (the record date for our Annual Meeting), the number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our Chief Executive Officer and Chief Financial Officer during 2009 and each of the three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who served as executive officers during 2009 (our “Named Executive Officers”) and (4) all of our directors and Named Executive Officers as a group.  The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.  The address of each executive officer and director is c/o Enable Holdings, Inc., 1140 West Thorndale Avenue, Itasca Illinois, 60143.

	Shares Beneficially Owned
Name	Number	Percentage (1)
5% Stockholders
Theodore Deikel (2)	50,000,000	25.0%
Dawn Geras (3)	10,948,502	5.5%
Directors and Executive Officers;
Patrick L Neville (4)	250,000	0.1%
Timothy E Takesue (5)	4,642,663	2.3%
Miguel A Martinez, Jr. (6)	737,451	0.4%
Amy Powers (7)	140,340	0.1%
Steven Sjoblad (8)	294,682	0.1%
Casey L Gunnell (9)	248,968	0.1%
Kenneth J Roering (10)	225,976	0.1%
Donald Miller (11)	668,370	0.3%
Jeffry Parell (12)	5,346,960	2.7%

All directors and executive officers as a group (9 People)(13)	12,555,410	6.3%

(1)
Based on a total of 19,726,678 shares of common stock and 2,697,205 shares of series 1 preferred stock convertible into 180,273,082 shares of common stock outstanding as of March 30, 2010.  Shares underlying warrants and options exercisable within 60 days of March 30, 2010, are considered for the purpose of determining the percent of the class held by the holder of such warrants or options, but not for the purpose of computing the percentages held by others.

(2)	Includes 2,248,840 shares of common stock and series 1 preferred shares convertible into 47,751,160 shares of common stock.

(3)	Includes Series 1 preferred stock convertible into 10,948,502 shares of common stock.

(4)	Consists of 250,000 currently vested options

(5)	Includes 632,443 shares of common stock and series 1 preferred shares convertible into 4,010,220 shares of common stock.

(6)	Includes 69,081 shares of common stock and series 1 preferred shares convertible into 668,370 shares of common stock.

(7)	Includes 6,666 shares of common stock and series 1 preferred shares convertible into 133,674 shares of common stock.

(8)	Includes 1,000 shares of common stock and series 1 preferred shares convertible into 293,682 shares of common stock.

(9)	Includes series 1 preferred shares convertible into 248,968 shares of common stock.

(10)	Includes series 1 preferred shares convertible into 225,976 shares of common stock.

(11)	Includes series 1 preferred shares convertible into 668,370 shares of common stock.

(12)	Includes series 1 preferred shares convertible into 5,346,960 shares of common stock.

(13)	Includes 250,000 currently vested options and series 1 preferred shares convertible into 11,596,220 shares of common stock.

ELECTION OF DIRECTORS

(Proposal #1)

General Information

Our Certificate of Incorporation provides for the election of directors at each Annual Meeting of stockholders.  Our Certificate of Incorporation calls for us to have a staggered Board of Directors.  A staggered board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.  Delaware law permits a corporation to establish a staggered or classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three-year terms of office, with only one class of directors standing for election each year.  Our Certificate of Incorporation provides for a staggered board, with three classes of directors, each with a three-year term.

Based upon the recommendation from our Governance/Nominating Committee, the number of each of the Class I Directors, Class II Directors and Class III Directors, is currently set at two.

At this Annual Meeting, you are asked to elect four directors, consisting of:  (i) one Class I director, Donald Miller, to serve until his term expires at the 2012 Annual Meeting or until his successor is elected and qualified; (ii) two Class II directors, Casey L. Gunnell and Patrick L. Neville, to service until their terms expire at the 2013 Annual Meeting or until either of their successors are elected and qualified; and (iii) one Class III director, Jeffry Parell, to serve until his term expires at the 2011 Annual Meeting or until his successor is elected and qualified.  Each of Messrs. Miller and Parell were appointed to the Board of Directors on February 8, 2010 and took over already existing vacancies.  Mr. Neville was appointed to the Board of Directors effective March 1, 2010 and took over an already existing vacancy.

All of the nominees are current members of the Board of Directors.  Under applicable Delaware law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

In the absence of other instructions, each proxy will be voted for each of the nominees listed below.  In accordance with Delaware law, in the event a vacancy occurs on the Board of Directors, the Board of Directors may appoint a new director to fill such vacancy until the next annual meeting of stockholders.  The Board of Directors has no reason to believe that any nominee will be unable to serve.

Information About Director Nominees and Other Directors

Information concerning the director nominees, as well as each of our other current directors, is set forth below:

Name	Age	Position
Steven Sjoblad (1)*	60	Chairman of the Board
Patrick L. Neville	63	Chief Executive Officer and Director
Dr. Kenneth J. Roering (2)(3)*	67	Director
Casey L. Gunnell (2)*(3)(4)	62	Director
Donald Miller (1)(2)(4)	69	Director
Jeffry Parell (1)(3)	53	Director

*	Denotes chairman of the respective committee
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance/Nominating Committee.
(4)	The Board of Directors has determined that Casey L. Gunnell and Donald Miller qualify as “audit committee financial experts” under the applicable federal securities laws.

Nominees for Director

Casey L. Gunnell Director, Chairman of Audit Committee has thirty five years of broad business experience and over twenty five years in Senior Executive positions in entrepreneurial and rapid growth sales based companies. Mr. Gunnell has held pivotal operational and financial positions in startup, turnaround and mature organizations.

Patrick L. Neville was appointed as the Company's Chief Executive Officer as of March 1, 2010. Mr. Neville is a proven leader who has developed, re-engineered and rolled out many successful business concepts. From 1997 to 2008, Mr. Neville was President, Chief Executive Officer and Vice Chairman of Beautyfirst/Purebeauty of Wichita, Kansas. At Beautyfirst/Purebeauty, Mr. Neville spear-headed strategic planning and had management responsibility for approximately 2,200 employees, operating more than 120 stores, across the United States, with annual sales exceeding $120,000,000. He successfully oversaw the sale of Beautyfirst/Purebeauty. Since 2008, Mr. Neville has been the President and Chief Executive Officer of Paradigm Advisory Group LLC in Wichita, Kansas. Paradigm provides advisory services with emphasis on crisis management, CEO coaching and restructurings of E-commerce, wholesale, retail and manufacturing companies ranging from start-ups to those with revenues exceeding $500,000,000. Mr. Neville has also served as a member of the Board of Directors, speaker and consultant to the Chicago Apparel Center, Men's Retail Association, National Retail Federation, L.B.A. National Buying Group, is currently serving on the Board of Directors of the International Salon Spa Business Network and is an Accredited Associate of the European based Institute for Independent Business.

Donald Miller Director spent 39 years building Schwan’s Enterprises from a few million in sales to a few billion with over 18,000 employees. Mr. Miller worked for Schwan’s Enterprises from 1962 to 2007, primarily as CFO. He was appointed to the Board of Directors on January 1, 2008. He is currently the Chairman of the Finance Committee and a member of the Audit and Risk Committees at Schwan’s Enterprises.

Jeffry Parell Director is the Senior Vice President, We Car, Enterprise Holdings, Inc.
After successful transition of the National and Alamo brands to the Enterprise Holdings company, named Senior Vice President of the new car sharing brand.  Serving as the brand executive and leader in day-to-day operations.

NonNominee Class Whose Term Expires in 2011

Steven Sjoblad Chairman of the Board is the CEO of Captira Analytical, a software, data and analytics firm. Mr. Sjoblad brings more than thirty five years of corporate strategy and marketing expertise to the Company. Mr. Sjoblad spent nineteen years building Fallon McElligott, one of the world’s preeminent advertising agencies, where he guided global strategy. He was an original member of the firm and served as its president.

NonNominee Class Whose Term Expires in 2012

Dr. Kenneth J. Roering Director is currently Professor of Marketing in the Carlson School of Management of the University of Minnesota and Executive Vice President, Strategic Management, Marshall BankFirst Corp. He occupied the prestigious Pillsbury Company-Paul S. Gerot Chair in Marketing from 1983-2002. He served as Chairman of the Marketing Department at the University of Minnesota for five years and prior to that at the University of Missouri.

Our above-listed directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law.  Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Corporate Governance

Independence

We have determined that a majority of our directors are “independent directors” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15), although as a non-listed issuer we are not required to comply with the Nasdaq Marketplace Rules.  Messrs. Sjoblad, Gunnell, Roering, Miller and Parell satisfy the “independent director” definition, and constitute five out of our six current directors.  Patrick L. Neville is not considered an independent director because he serves as our Chief Executive Officer.  Each member of our audit, compensation, and governance/nominating committees are independent under the Nasdaq Marketplace Rules.

Code of Ethics and Business Conduct

We had previously adopted a code of ethics that applied to our directors and officers (including our chief executive officer, chief financial officer, chief accounting officer, and any person performing similar functions).  In 2006, we adopted a new Code of Ethics and Business Conduct that now applies to all employees, including our chief executive officer, chief financial officer, chief accounting officer and any other person performing that function.  A copy of this document is available on our website at www.enableholdings.com, free of charge, under the Investor Relations section.  We will satisfy any applicable SEC disclosure requirements regarding an amendment to, or waiver from, any provision of the Code with respect to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors.  All communications should be directed to Enable Holdings, Inc., Attn:  Investor Relations, 1140 West Thorndale Avenue, Itasca, Illinois, 60143, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board of Directors.

Director Attendance at Annual Meeting

Directors’ attendance at annual meetings can provide stockholders with an opportunity to communicate with directors about issues affecting Enable Holdings.  We do not have an annual meeting attendance policy for directors, but they are encouraged to attend all meetings of stockholders.  All of our directors attended the 2009 annual meeting of our stockholders held on May 8, 2009.

Committee and Board Meetings

Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.  Each committee is comprised only of independent voting directors, pursuant to the respective committee charters.  Members of such Committees meet formally and informally from time to time throughout the year on Committee matters.

The directors and committee members often communicate informally to discuss the affairs of Enable Holdings and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Delaware law, rather than hold formal meetings.  During fiscal 2009, the Board of Directors held four formal meetings.  No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any Committee of the Board of Directors on which he served.

Audit Committee

The Audit Committee is comprised of independent directors Messrs. Gunnell (Chair), Roering and Miller.  The Audit Committee is responsible for reviewing our internal control procedures, the quarterly and annual financial statements of Enable Holdings, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit.  The Audit Committee met four times during fiscal 2009.  The Audit Committee operates under a written charter.

The Board has determined that Messrs. Gunnell and Miller are “audit committee financial experts” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933.  Messrs. Gunnell and Miller are “independent directors” as that term is defined in Nasdaq Rule 4200(a)(15).  The designation of Messrs. Gunnell and Miller as audit committee financial experts does not impose on Messrs. Gunnell and Miller any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Messrs. Gunnell and Miller as members of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

The Compensation Committee consists of independent directors Messrs. Sjoblad (Chair), Miller and Parell.  The Compensation Committee did not meet during fiscal 2009.  The Compensation Committee operates under a written charter.

The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program.  The Compensation Committee’s responsibilities include periodically reviewing with management our philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees; conducting a performance evaluation, at least annually, of the Chief Executive Officer; determining the compensation of the Chief Executive Officer; reviewing with the Chief Executive Officer the compensation of other executive officers; reviewing senior management compensation policy and plans, including incentive plans, benefits and perquisites; administering the stock option plans, employee stock purchase plans, 401(k) plans and any other similar plans we may adopt and periodically reviewing with management and advise the Board of Directors with respect to employee benefits.  The Compensation Committee also has the authority to engage a compensation consultant.

Governance/Nominating Committee

The Governance/Nominating Committee consists of independent directors Messrs. Roering (Chair), Gunnell and Miller.  The Governance/Committee did not meet during fiscal 2008.  The Governance/Nominating Committee operates under a written charter.

The Governance/Nominating Committee recommends to our Board of Directors the selection of candidates and the tenure of the members of our Board of Directors who will carry out policies and processes designed to provide for the effective and efficient governance of Enable Holdings.  The Governance/Nominating Committee will consider candidates for director nominees recommended by stockholders, directors, third-party search firms, and other sources.

The Governance/Nominating Committee is responsible for developing, reviewing and revising the principles of corporate governance by which we and the Board of Directors are governed; developing, reviewing and revising, for adoption by the Board of Directors, the codes of ethical conduct and legal compliance by which we and our directors, officers, employees and agents are governed; developing and recommending to the Board of Directors policies and processes designed to provide for effective and efficient governance, including but not limited to:  policies for evaluation of the Board of Directors and the chairperson, the director nomination process, including board membership criteria, minimum qualifications for directors and stockholder nomination of directors, stockholder-director communications, stockholder communications regarding stockholder proposals, director attendance at annual meetings, and succession planning for the Chief Executive Officer, the Board of Director chairperson and other Board of Director leaders; annually reviewing the composition of the Board of Directors against a matrix of skills and characteristics focused on our governance and business needs, and reporting to the Board of Directors regarding suggested changes in the Board of Directors composition; meeting as necessary to consider the nomination and screening of director candidates, evaluating the performance of the Board of Directors and its members, as well as termination of directors in accordance with corporate policy, for cause or other appropriate reasons; and developing, recommending, reviewing and administering compensation plans for directors.

The Governance/Nominating Committee will consider the attributes of the candidates and the needs of our Board of Directors, and will review all candidates in the same manner.

A stockholder who wishes to recommend one or more directors must provide a written recommendation to Enable Holdings at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance/Nominating Committee for consideration.  Notice of a recommendation must include the name and address of the stockholder making the recommendation and the class and number of shares such stockholder owns.  With respect to the nominee, the stockholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names, and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements and Board membership, if any.  The stockholder should also include a description of the nominee’s experience and character traits that cause him or her to be suitable for Board of Director membership, and, if desired, an explanation of why the stockholder believes that the nominee would make a meaningful contribution to the Board of Directors.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.  Enable Holdings may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Enable Holdings, Inc.
Attn:  Investor Relations
1140 West Thorndale Avenue
Itasca, Illinois 60143

Committee Charter Information

The charters for the Audit Committee, the Compensation Committee and the Governance/Nominating Committee are available on our website (www.enableholdings.com) at “Investor Relations.”

Vote Required; Recommendation.

The Board recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this proposal #1.  Election of each director requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

EXECUTIVE COMPENSATION

This compensation discussion and analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (collectively, the “Named Executive Officers”) that will place in perspective the information contained in the tables that follow this discussion.  Following the CD&A is the Compensation Committee Report, compensation tables describing compensation paid in 2009, grants of plan-based awards, and outstanding equity awards held by our Named Executive Officers at fiscal year end.  At the end, we have provided information concerning pension benefits and change-in-control agreements, a compensation table for our non-employee directors, and compensation committee interlock information.

Overview

The compensation payable to Messrs. Hoffman, Takesue and Weisberger for fiscal years 2009 and 2008 is set forth in their employment agreements with the Company.  Mr. Hoffman resigned as the Company’s Chief Executive Officer effective December 22, 2009 and subsequently Mr. Neville was appointed the Company’s Chief Executive Officer effective March 1, 2010.  Messrs. Takesue, Weisberger, Martinez and Ms. Powers are provided with the same benefits that are available to all of Enable Holdings’ salaried employees, as described more fully below.

Objectives of Compensation

The compensation for our Named Executive Officers was determined to attract and retain talented and productive executives who are motivated to protect and enhance the long-term value of the Company for its stockholders.  The objective is to tie compensation to business and individual performance and to provide total compensation competitive with our peers.  Our compensation levels are reviewed in light of publicly-available information on compensation paid by companies in our industry that are similar to us, taking into account our size.  The Compensation Committee members of the Board of Directors (the “Committee”) administer our compensation decisions.  The Committee has not adopted any formal policies for allocating compensation among salaries, bonuses and equity compensation.  As part of its consideration, the Committee reviews and discusses market data.  The Committee may retain a compensation consultant to advise the Committee on recommended form and amount of compensation, and did retain a consultant in 2009 to assist the Company in its restructuring.

Overview of 2009 Executive Compensation

We have entered into executive employment agreements with our President and Chief Executive Officer, our Executive Vice President of Merchandising our Chief Financial Officer  and our Vice President of Technology and Commerce.

Patrick L. Neville – Chief Executive Officer

On March 1, 2010, we entered into an executive employment agreement with Mr. Neville which provides for an initial annual base salary of $180,000 for the first 12 months of the agreement and thereafter the Company’s Board of Directors shall review on a yearly basis and the Board shall determine if the base salary shall increase and the amount of any such increase shall be at the Board’s sole discretion.

Under the agreement, Mr. Neville received options to purchase up to 1,000,000 shares of common Stock under the 2005 Equity Incentive Plan, with a vesting schedule of 1/4 of the options vesting on the date of grant, 1/4 of the options vesting on the 12 month anniversary of the date of the grant, 1/4 of the options vesting on the 24 month anniversary of the date of grant and the remaining 1/4 on the 36 month anniversary of the date of grant.  The option grant is subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock. The agreement provided that all options would vest immediately upon a change of control of the Company.

Timothy E. Takesue - Executive Vice President of Merchandising

On December 29, 2009, we entered into an executive employment agreement with Mr. Takesue which provides for an initial annual base salary of $120,000.Under the agreement, Mr. Takesue agreed to surrender all outstanding options and warrants.

Miguel A. Martinez, Jr. - Vice President Chief Financial Officer

On December 29, 2009, we entered into an executive employment agreement with Mr. Martinez which provides for an initial annual base salary of $120,000.Under the agreement, Mr. Martinez agreed to surrender all outstanding options and warrants.

Amy Powers. - Vice President Technology and Commerce

On December 29, 2009, we entered into an executive employment agreement with Ms. Powers which provides for an initial annual base salary of $120,000.Under the agreement, Ms. Powers agreed to surrender all outstanding options and warrants.

Base Salary

Base salary for Mr. Neville was approved in the employment agreement entered into in March 2010 based on his position and level of responsibility, individual performance, and market practices.

Base salary for Mr. Takesue was approved in the employment agreement entered into in December 2009 based on his position and level of responsibility, individual performance, and market practices.

Base salary for Mr. Martinez was approved in the employment agreement dated December, 2009 based on his position and level of responsibility, individual performance, and market practices.

Base salary for Ms. Powers was approved in the employment agreement dated December, 2009 based on his position and level of responsibility, individual performance, and market practices.

2005 Equity Incentive Plan

Also on December 15, 2005, our board approved and adopted the 2005 Equity Incentive Plan.  The 2005 Equity Incentive Plan is an equity-based compensation plan to provide incentives to, and to attract, motivate and retain the highest qualified employees, directors, consultants and other third party service providers.  The 2005 Equity Incentive Plan enables the board to provide equity-based incentives through grants or awards of stock options and restricted stock awards (collectively, “Incentive Awards”) to our present and future employees, consultants, directors, and other third party service providers. At December 31, 2009 all outstanding options were canceled.

EQUITY COMPENSATION PLAN

Number of
securities
to be
	issued		Remaining available
	upon		for future issuance
	exercise of		under equity
	outstanding	Weighted Average	compensation plans
	options,	exercise price of	(excluding
	warrants	outstanding options,	securities reflected
Plan Category	And rights	warrants and rights	in column (a)
	(a)	(b)	(c)
Equity Compensation
plans approved by
security holders	1,000,000	$0.10	-

Equity compensation
plans not approved by
security holders	-	$-	-

Tax and Accounting Implications

We account for the equity compensation expense for our employees and executive officers, including our Named Executive Officers, under the rules of SFAS 123(R), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award.  Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee has concluded that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:
Steven Sjoblad (Chair)
Donald Miller
Jeffry Parell

Summary Compensation Table

The table below sets forth certain information regarding compensation paid during the last three fiscal years to Enable Holdings’ Named Executive Officers.  Named Executive Officers include persons serving as Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer) during fiscal 2009; executive officers who were serving as of December 31, 2009, received total compensation in excess of $100,000 for fiscal 2009 and, excluding the Chief Executive Officer, were among our three most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year.

				Awards		Payouts
						Securities		Non - Equity
	Annual Compensation				Restricted	Underlying	Option	Incentive Plan
Named Executive Officer				Other Annual (2)	Stock	Options/SARs	Awards	Compensation	All Other (3)
& Principal Position	Year	Salary	Bonus	Compensation ($) (2)	Award(s) ($)	(#)	($)	($)	Compensation
Jeffrey Hoffman (1)	2009	360,500	-	-	-	-	-	-	38,000
President and Chief	2008	350,000	33,000	-	-	-	-	-	-
Executive Officer	2007	95,577	-	-	-	-	-	-	19,000

Timothy E. Takesue	2009	244,474	-	-	-	-	-	-	-
Executive Vice	2008	275,000	-	1,500	98,334	-	-	-	-
President, Merchandising	2007	274,135	-	1,500	-	-	-	-	-

Miguel A. Martinez, Jr.	2009	183,564	-	-	-	-	-	-	-
Vice President	2008	195,131	-	1,500	14,750	-	-	-	-
Chief Financial Officer	2007	165,673	-	1,500	-	-	-	-	-

Amy Powers	2009	124,895	-	-	-	-		-	-
Vice President,	2008	120,279	-	1,500	1,475	-		-	-
Technology & Commerce	2007	93,229	-	1,500	-	-		-	-

(1) Mr. Hoffman resigned effective December 22, 2009
(2) Represents Company matched 401K contribution amount
(3) Represent relocation payments

Grants of Plan-Based Awards

All outstanding options were cancelled effective December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year End.

There were no outstanding options at December 31, 2009.  no options were exercised during the year ended December 31, 2009.

Retirement and Benefit Plans

Our Named Executive Officers participate in the same retirement and benefit plans as all of our salaried employees.

Change-in-Control Agreements

Mr. Neville’s employment agreement provides that if Mr. Neville is terminated by us without cause, or if Mr. Neville terminates the agreement for good reason, including a change of control that results in the termination of Mr. Neville’s employment with us or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of six  months of his annual base salary at the time of such termination and all health insurance coverage for a period of 6 months following termination.

Mr. Takesue’s employment agreement provides that if Mr. Takesue is terminated by us without cause, or if Mr. Takesue terminates the agreement for good reason, including a change of control that results in the termination of Mr. Takesue’s employment with us or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of two months of his annual base salary at the time of such termination and all health insurance coverage for a period of 2 months following termination.

Mr. Martinez’s employment agreement provides that if Mr. Martinez is terminated by us without cause, or if Mr. Martinez terminates the agreement for good reason, including a change of control that results in the termination of Mr. Martinez’s employment with us or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of two months of his annual base salary at the time of such termination and all health insurance coverage for a period of 2 months following termination.

Ms. Powers’ employment agreement provides that if Ms. Powers is terminated by us without cause, or if Ms. Powers terminates the agreement for good reason, including a change of control that results in the termination of Ms. Powers’ employment with us or a material adverse change in her duties and responsibilities, she will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of two months of her annual base salary at the time of such termination and all health insurance coverage for a period of 2 months following termination.

	Cash Severance	Years for Continuation of
Named Executive Officer	Multiple	Medical and Dental Benefits(1)
Patrick L. Neville	6 Months Salary ($90,000)	6 Months
Timothy E. Takesue	2 Months salary ($20,000)	2 Months
Miguel A. Martinez, Jr.	2 Months Salary ($20,000)	2 Months
Amy Powers	2 Months Salary ($20,000)	2 Months
(1) Effective after December 31, 2009.

Compensation to Non-Employee Directors

For the fiscal year ended December 31, 2009, the Chairman of the Board, Mr. Sjoblad, received aggregate annual compensation of $13,600.  As Chairman of the Board, Mr. Sjoblad has an annualized compensation of $35,000 plus additional compensation for committee memberships.  Each director on the Company’s Board of Directors receives annual compensation of $25,000 plus additional compensation for committee memberships for 2009 paid quarterly.  The Company separately pays for attendance at regular meetings and telephonic calls.  Directors receive an option to purchase 50,000 shares of common stock upon appointment to the Board.  The exercise price of these options is priced on the date of the grant and the option vests over 16 equal quarterly installments. The Board fees for the last three quarters of 2009 have not been paid as of March 15, 2010.

2009 Director Compensation Table

The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on Enable Holding’s Board of Directors during the fiscal year 2009. Messrs Miller and Parell joined the Board of Directors in March, 2010.

Director Compensation

Non-
				Equity	Pension
	Fees	Stock	Option	Incentive	Value and	All Other
	Earned or	Awards	Awards	Plan	Nonqualified	Compensation	Total
	Paid in			Compensa	Deferred
Name	Cash ($)	($)	($)(1)(2)	tion ($)	Compensa	($)	($)
Steven	$13,600	-	-	-	-	-	$13,600
Sjoblad

Casey	$11,975	-	-	-	-	-	$11,975
Gunnell

Dr.	$13,600	-	-	-	-	-	$13,600
Kenneth
J. Roering

Donald	$-	-	-	-	-	-	$-
Miller

Jeffry	$-	-	-	-	-	-	$-
Parell

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of the 2009 fiscal year end were Steven Sjoblad (Chair) and Dr. Kenneth J. Roering.  None of the members of the Compensation Committee during fiscal 2009 is or was an officer or employee of the Company or any of its subsidiaries.  During 2009, no executive officer of the Company served as a director or member of the compensation committee of any other entity which had an executive officer serving as a member of our Board or the Compensation Committee of our Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities.  Based solely on our review of the copies of such forms received, we believe, during fiscal year 2009, that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors, officers and 10% stockholders.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Review, Approval or Ratification of Transactions with Related Persons.

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  Our Board of Directors reviews such transactions to identify impairments to director independence and in connection with disclosure obligations under Item 404(a) of Regulation S-K of the Exchange Act.  In addition, our Code of Ethics includes a conflict of interest policy that applies to our employees, officers and directors.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of four of our independent directors, including two Financial Experts.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace Rule requirement that audit committee members all be “independent directors” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15).  As a non-listed issuer, we are not required to comply with the Nasdaq Marketplace Rules.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of Enable Holdings.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)         reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended, with and without management present; and

(3)
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Casey L. Gunnell (Chair)
Dr. Kenneth J. Roering
Donald Miller

TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 300,000,000.
(Proposal #2)

The Company’s Board of Directors has approved an amendment to Section 5.2 of the Certificate of Incorporation of the Company to increase the authorized number of Common Stock from 200,000,000 to 300,000,000.  The Company currently is authorized to issue up to 200,000,000 shares.  As of the record date for the Annual Meeting, a total of 199,800,413 shares of Common Stock were outstanding or reserved for issuance, consisting of 119,546,183 shares of Common Stock and shares of Series 1 Preferred Stock convertible into 180,254,210 shares of Common Stock, leaving only 199,587 shares of Common Stock available for issuance.  The Board of Directors believes that the increase in the number of authorized shares of Common Stock will provide the Company with increased flexibility to meet various corporate objectives and is in the best interests of the Company and its stockholders.

Pursuant to proposal #3, described below, the Company intends, subject to stockholder approval, to reserve 25,000,000 shares of Common Stock for issuance under the 2005 Equity Incentive Plan.  The Company may in the future decide to finance its operations through, among other things, and with the proper required authorizations, the issuance from time to time of various equity securities.  The Company may also consider the acquisition of other businesses (possibly using Common Stock as consideration) and to consider the issuance of additional Common Stock through stock splits and dividends in appropriate circumstances.  Accordingly, the continued availability of Common Stock is necessary to provide the Company with the flexibility to take advantage of opportunities in such situations.  There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional Common Stock, except for the reservation of 25,000,000 shares under the 2005 Equity Incentive Plan.

Pursuant to Delaware law, authorized and unissued Common Stock are available for issuance by the Company to such persons and for such consideration as the Board of Directors may determine from time to time.  Stockholders may not be given the opportunity to vote on such matters, unless stockholder approval is required by applicable law or unless the Board of Directors in its judgment recommends stockholder approval.  Stockholders generally will have no preemptive rights to subscribe to newly issued Common Stock.

Although, the Company has no current intentions to utilize the newly authorized shares of Common Stock to entrench management, it may, in the future, be able to use the additional authorized shares of Common Stock as a defensive tactic against hostile takeover attempts by issuing additional shares under a stockholder rights plan, in a private placement that causes substantial dilution to a person or persons that attempts to acquire control of the Company through a merger or tender offer on terms or in a manner not approved by the Company’s Board of Directors, whether or not the Company’s stockholders view the change in control, merger or tender offer as favorable.  The authorization of such additional shares of Common Stock will have no current anti-takeover effect, because not hostile takeover attempts are, to the Company’s  knowledge, currently threatened.

The Company currently has a number of anti-takeover defenses.  The Company has a staggered Board of Directors that consists of three classes with staggered three-year terms.  This arrangement is intended to slow down a change in control of the Company’s Board of Directors by limiting the number of directors that are elected annually.  Also, consistent with the Delaware General Corporation Law (the “DGCL”), the Company does not have cumulative voting provisions in either its Bylaws or Certificate of Incorporation.

The Company has provisions in its Bylaws and Certificate of Incorporation that prohibit the removal of directors without cause.  This can hinder a hostile takeover in that a person or person trying to obtain control of the Company may find it difficult to reconfigure the Company’s Board of Directors.

The Company’s Board of Directors has the authority to issue up to an additional 22,500,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of these shares without any further vote or action by the Company’s stockholders.  The rights of the holders of the Company’s Common Stock are subject to and may be adversely affected by the rights of the holders of any preferred stock that the Company may issue in the future.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the Company’s outstanding voting stock, which would delay, defer or prevent a change in control of the Company.  Also, preferred stock may have other rights, including economic rights senior to the Company’s Common Stock.

Section 203 of the DGCL prohibits the Company from engaging in business combinations with interested stockholders.  These provisions may have the effect of delaying or preventing a change in control of the Company without action by its stockholders, even if a change in control would be beneficial to the stockholders.

The Board of directors believes that the proposed increase in the number of authorized Common Stock will provide flexibility needed to meet corporate objectives and is in the best interests of the Company and its stockholders.  If the proposal is approved, officers of the Company will promptly make the appropriate filings in the State of Delaware and take any other action necessary to implement the amendment.

TO APPROVE THE INCREASE FROM A MAXIMUM OF 10,500,000 SHARES TO 25,000,000 SHARES
OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER
THE ENABLE HOLDINGS, INC. 2005 EQUITY INCENTIVE PLAN
(Proposal #3)

Reasons for the Proposed Amendment

The Board of Directors believes that the 2005 Equity Incentive Plan (the “2005 Plan”) helps us retain and motivate eligible employees and helps align the interests of eligible employees with those of the stockholders.  The Board of Directors approved the proposed amendment to the 2005 Equity Incentive Plan to help ensure that a sufficient reserve of Common Stock remains available for issuance under the 2005 Equity Incentive Plan to allow the Company to continue the plan in the future.  Also, in connection with our recent fundraising and restructuring, we have issued a substantial amount of equity.  The Board of Directors believes that based on the substantial amount of additional outstanding equity in the Company, that in order to make the 2005 effective and motivate eligible employees, the number of shares authorized to be issued under the 2005 Plan should be adjusted to reflect the substantial additional outstanding equity of the Company.

A general description of the basic features of the 2005 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which, as currently in effect, is included as Exhibit A to this proxy statement.

Description of the 2005 Equity Incentive Plan

On December 15, 2005, our Board approved and adopted the 2005 Plan.  Also on December 15, 2005, the 2005 Plan was approved by our sole stockholder on that date.  These actions were announced in our Current Report on Form 8-K, filed with the SEC on December 23, 2005.  On January 12, 2006, the holders of a majority of our outstanding shares of Common Stock ratified the 2005 Plan.  On May 8, 2009, at our 2009 Annual Meeting the stockholders amended the 2005 Plan so that a minimum of 7,000,000 shares of Common Stock and a maximum of 10,500,000 shares of Common Stock (subject to the discretion of the Board) was available for Awards under the Plan.

The 2005 Plan is intended to promote our interests by attracting and retaining exceptional employees, consultants, and directors (collectively referred to as the “Participants”), and enabling such Participants to participate in our long-term growth and financial success.  Under the Plan, we may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Non-Qualified Stock Options”), and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of Common Stock (the Incentive Stock Options, the Non-Qualified Stock Options and the Restricted Stock Awards are collectively referred to as “Incentive Awards”).  Incentive Stock Options may be granted pursuant to the 2005 Plan for 10 years from the Effective Date, and Non-Qualified Stock Options and Restricted Stock Awards may be granted pursuant to the 2005 Plan after the Effective Date and until the 2005 Plan is discontinued or terminated by the Board.

From time to time, we may issue Incentive Stock Options or Non-Qualified Stock Options pursuant to the 2005 Plan.  The Incentive Stock Options will be evidenced by and granted under a written incentive stock option agreement (the “Incentive Stock Option Agreement”).  The Non-Qualified Stock Options will be evidenced by and issued under a written non-qualified stock option agreement (the “Non-Qualified Stock Option Agreement”).  A copy of the form of Incentive Stock Option Agreement and a copy of the form of Non-Qualified Stock Option Agreement were attached as Exhibits 10.2 and 10.3, respectively, to our Current Report on Form 8-K, filed with the SEC on December 23, 2005.

The Board has reserved a maximum of 10,500,000 total shares, and we are asking stockholders to approve an increase in the number of shares reserved to 25,000,000.  If an Incentive Award granted pursuant to the 2005 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for further awards under the 2005 Plan.

The number of shares subject to the 2005 Plan, any number of shares subject to any numerical limit in the 2005 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

The following is a description of the material provisions of the 2005 Plan.  The descriptions of the 2005 Plan, the Incentive Stock Option Agreement and the Non-Qualified Stock Option Agreement are qualified in their entirety by reference to the complete documents.

Equity Incentive Plan

The 2005 Plan enables the Board to provide equity-based incentives through grants or awards of Incentive Awards to our present and future employees, directors, consultants and other third party service providers.

Administration

The Compensation Committee of the Board, or a subcommittee of the Compensation Committee, administers the 2005 Plan.  Subject to the terms of the 2005 Plan, the Compensation Committee has complete authority and discretion to determine the terms of Incentive Awards.

Stock Options

The 2005 Plan authorizes the grant of Incentive Stock Options and Non-Qualified Stock Options.  Options granted under the 2005 Plan entitle the grantee, upon exercise, to purchase a specified number of shares of Common Stock from us at a specified exercise price per share.  The 2005 Plan administrator determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the date of grant.  The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless we agree otherwise at the time of the grant.

Under the 2005 Plan, a participant may not surrender an option for the grant of a new option with a lower exercise price or another Incentive Award.  In addition, if a participant’s option is cancelled before its termination date, the participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

Restricted Stock Awards

The 2005 Plan also authorizes the grant of Restricted Stock Awards on terms and conditions established by the Board, which may include performance conditions.  The terms and conditions include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.

Change in Control

The Board may make provisions in Incentive Awards with respect to a change in control.  Under the 2005 Plan, in the event of a change of control and absent any terms to the contrary in an Incentive Award, the Board may:  accelerate exercisability or the lapse of any risk of forfeiture; terminate the 2005 Plan and cancel any outstanding Incentive Awards not exercised or for which risk of forfeiture has not lapsed; issue cash or stock of the purchasing entity to the holders of any stock options in amounts equal to the fair market value of our Common Stock at the time of such transaction less the exercise price or any holders of Restricted Stock Awards in amounts equal to the fair market value of the Common Stock at the time of such transaction; or continue the 2005 Plan for stock options that have not vested or restricted stock awards subject to risks that have not lapsed.

Duration, Amendment and Termination

Our Board may suspend or terminate the 2005 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2005 Plan will terminate on the tenth anniversary of its adoption.  The Board may also amend the 2005 Plan at any time.  No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to Incentive Awards or reduces the minimum exercise price for options or exchange of options for other Incentive Awards, unless such change is authorized by our stockholders, as we are seeking to do through this proposal.  A termination or amendment of the 2005 Plan will not, without the consent of the participant, adversely affect a participant’s rights under a previously granted incentive award.

Restrictions on Transfer:  Deferral

Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution.  The Compensation Committee may permit participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the 2005 Plan.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of Incentive Awards, which are authorized to be granted under the 2005 Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder.  The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete.  In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.  Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options:  A participant will not recognize income on the grant or exercise of an Incentive Stock Option.  However, the difference between the exercise price and the fair market value of the Common Stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax.  If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described below.  The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss.  If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition.  Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Non-Qualified Stock Options: A participant generally is not required to recognize income on the grant of a Non-Qualified Stock Option, a stock appreciation right, restricted stock units, a performance grant, or a stock award.  Instead, ordinary income generally is required to be recognized on the date the Non-Qualified Stock Option or stock appreciation right is exercised, or in the case of restricted stock units, performance grants, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award.  In general, the amount of ordinary income required to be recognized is, (a) in the case of a Non-Qualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance grants, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares:  In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the 2005 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.  However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company:  The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option.  However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized.  In general, in the case of a Non-Qualified Stock Option (including an Incentive Stock Option that is treated as a Non-Qualified Stock Option), a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments:  Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments.  The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of the Company.  Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation:  Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year.  The 2005 Plan has been designed to allow the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

The table below shows the total number of Incentive Stock Options, Non-Qualified Stock Options, and Restricted Stock Awards that have been awarded to the following individuals and groups under the 2005 Plan as of April 2, 2010:

Name and Position	Total Number of Options and Awards
Executive Group	1,000,000
Non-Executive Director Group	None
5% Option Holders	None
Non-Executive Officer Employee Group	None

VOTE REQUIRED

The Board recommends that you vote “FOR” the increase from a maximum of 10,500,000 shares to 25,000,000 authorized for issuance under the Enable Holdings, Inc. 2005 Equity Incentive Plan.  Approval of the increase requires the affirmative vote of a majority of the voting power of the shares (Common Stock and Series 1 Preferred Stock voting together as a single class) present and entitled to vote on such matter at the Annual Meeting at which a quorum is present.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #4)
General Information

The Board of Directors recommends that the stockholders ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for Enable Holdings for the year ending December 31, 2010.  BDO Seidman, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2009, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.  In determining the independence of BDO Seidman, LLP, the Board of Directors considered whether the provision of non-audit services is compatible with maintaining BDO Seidman, LLP’s independence.  Representatives from BDO Seidman, LLP will be present at the annual meeting to answer questions, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table sets forth the approximate fees billed by BDO Seidman, LLP for fiscal years 2009 and 2008:

	(In thousands)
	2009	2008
Audit Fees	$139	$139
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	3	7
Total	$142	$146

Below is a description of the nature of services comprising the fees disclosed for each category above.

Audit Fees.  The total audit fees and reimbursement of expenses paid to BDO Seidman, LLP were $139,000 for the audit of fiscal year 2009, the reviews of the quarterly financial statements, assistance with registration statement filings and the preparation of consents.  The total audit fees and reimbursement of expenses paid to BDO Seidman, LLP were $139,000 for the audit of fiscal year 2008, the reviews of the quarterly financial statements, assistance with registration statement filings and the preparation of consents.

Tax Fees.  There were no tax fees paid to BDO Seidman, LLP in 2009 or 2008.

All Other Fees.  All other fees of $3,000 in 2009 include fees paid to BDO Seidman, LLP in connection with review of SEC comments.  All other fees of $7,000 in 2008 include fees paid to BDO Seidman, LLP in connection with the matters related to the tender offer of the restricted stock, assistance with registration statement filing and the related expenses.

Before an independent registered public accountant is engaged by us to render audit or non-audit services, the engagement is approved by the audit committee.  All non-audit services, regardless of amount, are pre-approved by the Board of Directors.  All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the audit committee.

VOTE REQUIRED

The Board recommends that you vote “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.

Ratification of BDO Seidman, LLP requires the affirmative vote of a majority of the shares (Common Stock and Series 1 Preferred Stock voting together as a single class) represented in person or by proxy at the Annual Meeting,

DELIVERY OF DOCUMENTS AND OTHER BUSINESS

Enable Holdings does not mail a quarterly stockholder report to stockholders.  All press releases are available on our website (including quarterly and annual results) at www.enableholdings.com.  Forms 10-K and 10-Qs are available on the SEC website at www.sec.gov and on our website at www.enableholdings.com.  Any stockholder who wishes to receive these forms by mail can submit a request, along with their name and address, to Enable Holdings at the address below.

Enable Holdings, Inc.
Attn:  Investor Relations
1140 West Thorndale Avenue
Itasca, Illinois 60143

Only one copy of this proxy statement will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at such address.  If you are a stockholder who lives at a shared address and you would like additional copies of this proxy statement, contact Enable Holdings by mail at the address above, and we will promptly mail you copies.  You may also use this contact information to request to receive separate annual reports and proxy statements in the future, or, if you are currently receiving multiple copies of our stockholder mailings, to request a delivery of a single copy in the future.

Management knows of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of Enable Holdings and intended to be presented at the 2011 Annual Meeting of Stockholders must be received by us no later than December 19, 2010, to be considered for inclusion in our proxy statement and related proxy for the 2011 Annual Meeting.

Also, Enable Holdings’ bylaws provide that a stockholder must give timely advance notice in writing to the Secretary in order to bring business before an Annual Meeting, whether or not included in our proxy statement.  To bring business before the 2010 Annual Meeting, a stockholder notice must be delivered to 1140 West Thorndale Avenue, Itasca, Illinois, 60143, no sooner than January 11, 2011, and no later than February 11, 2011 (not less than 90 nor more than 120 days prior to the anniversary date of the 2010 annual meeting), or the notice will not be considered timely.

FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.  NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL.  ENABLE HOLDINGS WILL FURNISH TO ANY STOCKHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S).  ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE STOCKHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF ENABLE HOLDINGS COMMON STOCK ON MARCH 30, 2010, THE RECORD DATE FOR THE 2010 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MR. MIGUEL MARTINEZ, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Steven Sjoblad
Steven Sjoblad
Chairman of the Board

Itasca, Illinois
April 20, 2010

EXHIBIT A

ENABLE HOLDINGS, INC.
2005 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)	“Administrator” shall mean the Board, a Committee, or one or more officers designated by the Board or Committee, as the case may be.

(b)	“Affiliate” shall mean a Parent or Subsidiary of the Company.

(c)	“Award” shall mean any grant of an Option or Restricted Stock Award.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)
“Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board.  If the Company’s securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.”  Solely for purposes of this Section 1(a), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  Further, to the extent necessary for compliance with the limitations set forth in Internal Revenue Code Section 162(m), each of the members of the Committee shall be an “outside director” within the meaning of Code Section 162(m) and the regulations issued thereunder.

(f)
“Common Stock” shall mean common stock, par value $.001 per share, of the Company (subject to adjustment as described in Section 12) reserved for Options and Restricted Stock Awards pursuant to this Plan.

(g)	The “Company” shall mean uBid.com Holdings, Inc., a Delaware corporation.

(h)
“Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.

(i)	The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j)	“Option” means an incentive stock option or nonqualified stock option granted pursuant to the Plan.

(k)	“Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(l)
The “Participant” means (i) an employee of the Company or any Affiliate to whom an incentive stock option has been granted pursuant to Section 9, (ii) a consultant or advisor to or director, employee or officer of the Company or any Affiliate to whom a nonqualified stock option has been granted pursuant to Section 10, or (iii) a consultant or advisor to, or director, employee or officer of the Company or any Affiliate to whom a Restricted Stock Award has been granted pursuant to Section 11.

(m)
The “Plan” means the 2005 Equity Incentive Plan, as amended hereafter from time to time, including the form of Option and Award Agreements as they may be modified by the Administrator from time to time.

(n)	“Restricted Stock Award” shall mean any grant of restricted shares of Common Stock of the Company pursuant to Section 11 hereof.

(o)	A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.
PURPOSE

The Plan has been established to promote the interests of the Company, its Affiliates and its stockholders by (i) attracting and retaining exceptional employees, consultants and directors; (ii) motivating such employees, consultants and directors by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such employees, consultants and directors to participate in the long-term growth and financial success of the Company.

It is the intention of the Company to carry out the Plan through the granting of Options which will qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, through the granting of Options that are nonqualified stock options pursuant to Section 10 of this Plan, and through the granting of Restricted Stock Awards pursuant to Section 11 of this Plan.  With respect to incentive stock option options, adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors.  Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained within such 12-month period.

SECTION 3.
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board, by a Committee which may be appointed by the Board from time to time or by one or more officers designated by the Board or Committee (collectively referred to as the “Administrator”).  Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described in the Plan) to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each such Award; the option price; and any other terms and conditions of each Award.  The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant) and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Affiliate to whom incentive stock options shall be granted pursuant to Section 9 of the Plan; those employees, officers, directors, consultants and advisors of the Company or of any Affiliate to whom nonqualified stock options shall be granted pursuant to Section 10 of the Plan; and those employees, officers, directors, consultants and advisors of the Company or any Affiliate to whom Restricted Stock Awards shall be granted pursuant to Section 11 of the Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor renders bona fide services to the Company or Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  The Administrator may grant additional Awards under this Plan to some or all Participants then holding Awards or may grant Awards solely or partially to new Participants.  In designating Participants, the Administrator shall also determine the number of shares of Common Stock subject to each Award.  The Administrator from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6.
STOCK

The Common Stock to be issued under this Plan shall consist of authorized but unissued shares of Common Stock.  A minimum of seven million (7,000,000) shares of Common Stock and a maximum of ten million five hundred thousand (10,500,000) shares of Common Stock (subject to the discretion of the Board) shall be available for Awards under the Plan; provided, however, that the total number of shares of Common Stock reserved for Awards under this Plan shall be subject to adjustment as provided in Section 12 of the Plan; and provided, further, that all shares of Common Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Common Stock that may be issued through incentive stock options.  In the event that (i) any outstanding Option or Restricted Stock Award under the Plan expires for any reason, (ii) any portion of an outstanding Option is terminated prior to exercise, or (iii) any portion of a Restricted Stock Award expires is terminated prior to the lapsing of any risks of forfeiture on such Award, the shares of Stock allocable to the unexercised portion of such Option or to the forfeited portion of such Restricted Stock Award shall continue to be reserved for Options and Restricted Stock Awards under the Plan and may be optioned or awarded hereunder.

SECTION 7.
DURATION OF PLAN

Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in Section 3.  Nonqualified stock options and Restricted Stock Awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board.  Any incentive stock option granted during such ten-year period and any nonqualified stock option or Restricted Stock Award granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option or award as specified in the written stock option or restricted stock award agreement and shall remain subject to the terms and conditions of this Plan.

SECTION 8.
PAYMENT

Participants may pay for shares of Common Stock upon exercise of Options granted pursuant to this Plan with (i) cash, (ii) personal check, (iii) certified check, (iv) mature, previously-owned shares of the Common Stock valued at such Common Stock’s then Fair Market Value, (v) broker-assisted exercise, or (vi) such other form of payment as may be authorized by the Administrator; provided, however, that Optionee shall not be permitted to pay the option price in the form of a broker-assisted exercise or in the form of mature, previously-acquired shares of Common Stock until after the effective date of an initial public offering of the Common Stock; and provided, further, that Optionee shall not be permitted to pay the option price in the form of a broker-assisted exercise or in the form of mature, previously-acquired shares of Common Stock if payment in such form will cause the Company to recognize a compensation expense under generally accepted accounting principles.  The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the option granted to the Participant or upon any exercise of the option by the Participant.

For purposes of this Section 8, “mature, previously-acquired shares of Common Stock” shall include shares of Common Stock that were acquired by the Participant through an open-market purchase, or have been owned by the Participant for a minimum of six months at the time of exercise or for such other period of time as may be required by generally accepted accounting principles.  “Broker-assisted exercise” means a written notice pursuant to which the Participant, upon exercise of a stock option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of such option and/or any related withholding tax obligations and to remit such sums to the Company, and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

 SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written incentive stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)           Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the incentive stock option.  Except as permitted by Code Section 424(d), or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Common Stock on the date of the grant of the option.  The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b)           Term and Exercisability of Incentive Stock Option.  The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  Except as permitted by Code Section 424(d), or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the incentive stock option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised.  In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.  The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)           Nontransferability.  No incentive stock option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution.  During the Participant’s lifetime, the incentive stock option may be exercised only by the Participant.  If the Participant shall attempt any transfer of any incentive stock option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

(d)           No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).

(e)           Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an incentive stock option or a “disqualifying disposition” of shares acquired through the exercise of an incentive stock option as defined in Code Section 421(b).  In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Option Stock otherwise issuable to the Participant as a result of the exercise of the incentive stock option having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  In no event may the Company or any Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to have shares withheld for this purpose shall be made on or before the date the incentive stock option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Board and otherwise comply with such rules as the Board may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(f)           Other Provisions.  The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.  Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “incentive stock option” as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written nonqualified stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)           Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the nonqualified stock option.  Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the option.

(b)           Term and Exercisability of Nonqualified Stock Option.  The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised.  In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.   The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)           Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a nonqualified stock option.  In the event the Participant is required under the Option Agreement to pay the Company or Affiliate, or make arrangements satisfactory to the Company or Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Common Stock or by electing to have the Company or Affiliate withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the nonqualified stock option having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  In no event may the Company or any Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to have shares withheld for this purpose shall be made on or before the date the nonqualified stock option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)           Transferability.  The Administrator may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

(e)           No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by a nonqualified stock option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 11 of the Plan).

(f)           Other Provisions.  The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK AWARDS

Each Restricted Stock Award granted pursuant to this Section 11 shall be evidenced by a written restricted stock agreement (the “Restricted Stock Agreement”).  The Restricted Stock Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement shall comply with and be subject to the following terms and conditions:

(a)           Number of Shares.  The Restricted Stock Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award.

(b)           Risks of Forfeiture.  The Restricted Stock Agreement shall set forth the risks of forfeiture, if any, which shall apply to the shares of Common Stock covered by the Restricted Stock Award, and shall specify the manner in which such risks of forfeiture shall lapse.  The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Common Stock which are restricted as of the effective date of the modification.

(c)           Issuance of Restricted Shares.  The Company shall cause to be issued a stock certificate representing such shares of Common Stock in the Participant’s name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Common Stock subject to the Restricted Stock Award are forfeited.

(d)           Rights as Shareholder.  Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Common Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(e)           Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award.  In the event the Participant is required under the Restricted Stock Agreement to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to a Restricted Stock Award on which the risks of forfeiture have lapsed.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock.  In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(f)           Nontransferability.  No Restricted Stock Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement have lapsed.  If the Participant shall attempt any transfer of any Restricted Stock Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award shall terminate.

(g)           Other Provisions.  The Restricted Stock Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION

In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board may, in its sole discretion, adjust the number of shares of Common Stock reserved under Section 6 hereof, the number of shares of Common Stock covered by each outstanding Award, and, if applicable, the price per share thereof to reflect such change.  Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the Option or Restricted Stock Agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), the Board may provide for one or more of the following:

(a)           the equitable acceleration of the exercisability of any outstanding Options and the lapsing of the risks of forfeiture on any Restricted Stock Awards;

(b)           the complete termination of this Plan, the cancellation of outstanding Options not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise the Options prior to the effectiveness of such transaction), and the cancellation of any Restricted Stock Awards for which the risks of forfeiture have not lapsed;

(c)           that Participants holding outstanding Options shall receive, with respect to each share of Common Stock subject to such Options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such transaction over the option price per share of such Options; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(d)           that Participants holding outstanding Restricted Stock Awards shall receive, with respect to each share of Common Stock subject to such Awards, as of the effective date of any such transaction, cash in an amount equal to the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such transaction; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(e)           the continuance of the Plan with respect to the exercise of Options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Participants holding such Options the right to exercise their respective Options as to an economically equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(f)            the continuance of the Plan with respect to Restricted Stock Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and provide to Participants holding such Awards the right to receive an economically equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13.
SECURITIES LAW COMPLIANCE AND
RESTRICTIONS ON TRANSFER

No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  As a condition to the issuance of Common Stock to Participant, the Administrator may require Participant to (i) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares of Common Stock as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Participant shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws or any company policies then in effect.

As a further condition to the grant of any stock option or the issuance of Common Stock to Participant, Participant agrees to the following:

(a)           In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Common Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Award granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)           In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)           In the event of a transaction (as defined in Section 12 of the Plan),  Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon the exercise of an Option or upon the grant of a Restricted Stock Award pursuant to the Plan to assure compliance with this Section 13.

SECTION 14.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant.  Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan, without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.  Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 15.
NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.  Further, the granting of any Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ for any period.